                                                                     Exhibit 2.2



                                      March 24, 1998


Mizar, Inc.
2410 Luna Road
Carrollton, Texas 75006

Gentlemen:

        Reference is made to that certain Share Purchase Agreement, dated as of November 17, 1997 (the "Agreement"), between Mizar, Inc., a Delaware corporation ("Mizar"), and Loughborough Sound Images Limited, a company registered in England and Wales ("LSI"). Capitalized terms used herein shall have the respective meanings set forth in the Agreement.

        In connection with the transactions contemplated by the Agreement, and in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. Subject to the terms and conditions contained herein, LSI hereby waives Mizar's requirement under the Agreement to cause the Registration Statement to become effective and consents to Mizar's withdrawal of the Registration Statement.

        2. Subject to the terms and conditions contained herein, LSI hereby waives the requirement that the shares of Mizar Common Stock to be issued in the Exchange be approved for listing on the NMS as of the Closing Date; provided, however, that Mizar covenants to cause such shares to be so approved for listing on or before the effective date of the Registration Statement (as defined on Schedule 1 hereto).

        3. LSI and Mizar hereby mutually consent to the extension of the termination date in Section 9.1(b) from March 31, 1998 to April 30, 1998.

        4. Mizar hereby grants, effective from and after Closing, to the holders of LSI capital stock (and their transferees and assigns) the registration rights set forth on Schedule I hereto with respect to the shares of Mizar Common Stock to be issued in the Exchange.

March 24, 1998
Page 48

        5. For the purpose of enforcing the obligations set forth in paragraph 4 hereof, each of the holders of LSI capital stock (and their transferees and assigns) shall be deemed a third party beneficiary of this Agreement.

        6. Mizar hereby represents and warrants that, (i) assuming that each of the LSI shareholders are not U.S. persons or acquiring Mizar Common Stock on behalf of any U.S. person, the issuance of shares of Mizar Common Stock to the LSI stockholders in the Exchange is exempt from registration under the Securities Act of 1933, as amended and (ii) Mizar is eligible to register the shares of its Common Stock issued to the LSI stockholders for resale by them on a continuous or delayed basis pursuant to a Registration Statement on Form S-3.

        7. Mizar agrees that it will deliver to LSI the opinion of its legal counsel in form acceptable to counsel for LSI as to the matters described in clause (i) of paragraph 6 above, in the form set forth on Schedule II hereto.

        Please indicate your acceptance of the foregoing terms by your execution in the space provided below.

        Very truly yours,

        Loughborough Sound Images Limited

        By: /s/ Simon Yates
           -------------------------

        Name: Simon Yates

        Title: Managing Director

Accepted and agreed as of the date first written above:

Mizar, Inc.


By: /s/ Charles D. Brockenbush
   ----------------------------------------
Name: Charles D. Brockenbush
Title: Vice President-Finance and Chief Financial Officer

                                                                      Schedule I

                               Registration Rights

      1. Upon the demand after the Closing of holders of at least 500,000 shares of Mizar Common Stock to be issued in the Exchange, Mizar shall prepare and file with the Securities and Exchange Commission ("SEC") a Registration Statement ("Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act") on Form S-3, or if for any reason Mizar is not then eligible to file a Form S-3, then on Form S-1 registering all of the shares of Mizar Common Stock issued in the Exchange (the "Registrable Securities") for resale to the public.

      In addition, each time prior to the "Termination Date" (defined below) that Mizar decides to file a Registration Statement under the 1933 Act (other than on Forms S-4 or S-8 or any successor form for the registration of securities issued or to be issued in connection with a merger or acquisition or employee benefit plan) covering the offer and sale by it or other holders of Mizar's securities who may demand registration of such securities of any of its securities for money, Mizar shall give written notice thereof to all holders of Registrable Securities. Mizar shall include in such Registration Statement such shares of Registrable Securities for which it has received written requests to register such shares within 30 days after such written notice has been given. If the Registration Statement is to cover an underwritten offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If the managing underwriter(s) in any underwritten offering shall advise Mizar in writing that the inclusion of all of the shares of Registrable Securities and any other Mizar Common Stock requested to be registered would have an adverse effect on the proposed distribution of the securities to be issued by Mizar in such public offering, then the number of shares of Registrable Securities and other Mizar Common Stock to be included in the offering (except for shares to be issued by Mizar in an offering initiated by Mizar) shall be reduced to such smaller number with the participation in such offering by the holders of Registrable Securities to have priority over the participation by other holders of Mizar Common Stock. In connection with any of the foregoing Registration Statements, Mizar will as expeditiously as possible:

                  (a) use its best efforts to cause such Registration Statement to become effective and remain effective so that the Registrable Securities may be offered and sold on a continuous or delayed basis in accordance with Rule 415 under the 1933 Act, until the earlier of three years after the Closing Date or such time as all of the Registrable Securities have been sold by the holders of the Registrable Securities (the "Holders") under such Registration Statement or pursuant to Rule 144 under the 1933 Act or until all such Registrable Securities are eligible for resale under the 1933 Act without volume limitations set forth in Rule 144 (the "Termination Date");

                  (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders, or as may be required by the 1933 Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or the prospectus forming a part thereof (the "Prospectus");

                  (c) deliver to the Holders, without charge, as many copies of each Prospectus as the Holders may reasonably request (Mizar hereby consenting to the use of each such Prospectus by the Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus) and a reasonable number of copies of the then-effective Registration Statement and any post-effective amendments thereto and any supplements to the Prospectus, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  (d) register or qualify or cooperate with the Holders and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Holders may reasonably designate in writing and do anything else necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that Mizar shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                  (e) cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by Mizar are then listed;

                  (f) advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                  (g) at least three days prior to the filing of any amendment or supplement to such Registration Statement or prospectus or any document that is to be incorporated by reference into such Registration Statement or prospectus, furnish a copy thereof to each seller of such Registrable Shares;

              (h) notify the Holders at any time when a prospectus relating to such Registration Statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus not misleading (hereafter, a "Misstatement"). At the request of any such Holder, Mizar will promptly prepare (and, when completed, give notice to each Holder of Registrable Securities) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements contained therein not misleading; provided that upon such notification by Mizar, each Holder of the Registrable Securities will not offer or sell Registrable Securities until Mizar has notified such Holder that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to such Holder;

              (i) provide a transfer agent and registrar for all of the Registrable Shares not later than the effective date of such S-3 Registration Statement; and

              (j) in connection with any underwritten offering enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as a majority of the Holders of the Registrable Securities being sold in such offering, or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities.

      2. Based upon the written opinion of Mizar's securities law counsel, Mizar may, by written notice to the Holders, for a period not to exceed 30 days, suspend the Registration Statement and require that the Holders cease sales of the Registrable Securities thereunder, if (i) Mizar is engaged in negotiations or preparations for any transaction that Mizar desires to keep confidential for valid business reasons, and (ii) Mizar determines in good faith that the public disclosure requirements imposed on Mizar as a result of the Registration Statement would require public disclosure of such negotiations or preparations; provided, however, that Mizar may not exercise this right on more than one occasion. Mizar will thereafter promptly prepare (and, when completed, give notice to each Holder of Registrable Securities) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements contained therein not misleading. Each Holder, in the event Mizar is issuing shares of beneficial interest to the public in an underwritten offering, agrees, if requested by the managing underwriter or underwriters for such underwritten offering, not to effect any public sale or distribution of Registrable Securities or any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act or under any other registration statement other than one pertaining to such underwritten offering, during the 14 days prior to, and during the 90-day period beginning on, the effective date of such underwritten offering, provided, however, that no Holder shall be required to refrain from selling Registrable Securities more than once in any twelve-month period.

      3. Mizar agrees to indemnify, to the extent permitted by law, each Holder of Registrable Shares, its officers and directors and each person who controls such Holder (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities and expenses (including attorneys' fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Mizar by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after Mizar has furnished such Holder with a sufficient number of copies of the same. In connection with the S-3 Registration Statement, each Holder of Registrable Securities will furnish to Mizar in writing such information and affidavits as Mizar reasonably requests for use in connection with any such registration statement or prospectus. In addition, in consideration for the Registration Rights granted to them hereby, each Holder will agree in writing with Mizar that, to the extent permitted by law, such Holder will indemnify Mizar, its directors and officers and each Person who controls Mizar (within the meaning of the 1933 Act) against any losses, claims, damages and liabilities resulting from any untrue statement of material fact contained in the S-3 Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder; provided that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to the S-3 Registration Statement. Any person entitled to indemnification herein will (i) be required to give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities. Mizar also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event Mizar's indemnification is unavailable for any reason.

      4. Mizar shall bear all expenses of the Registration Statement and all other expenses incident to Mizar's compliance with this Agreement, which shall include, without limitation, all registration and filing fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Mizar and one counsel for all of the Holders, and all independent certified public accountants and other Persons retained by Mizar, Mizar's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal and accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance for Mizar and its board of directors and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by Mizar are then listed but which shall not include any selling commissions or underwriting discounts.

                                                                     SCHEDULE II



214-953-0053


                                 April ___, 1998



Loughborough Sound Images Limited
Loughborough Park
Ashby Road
Loughborough, Leicestershire
LE11 3NE  England

Gentlemen:

      We are counsel for Mizar, Inc., a Delaware corporation ("Mizar"), and are representing it in connection with the transactions contemplated by the terms of that certain Share Purchase Agreement, dated November 17, 1997 (the "Purchase Agreement"), by and between Mizar and Loughborough Sound Images Limited, a company registered in England and Wales ("LSI"), and the letter agreement dated March 24, 1998 (the "Letter Agreement"), between Mizar and LSI. Capitalized terms used herein shall have the definition given to such terms in the Purchase Agreement. We have been requested by Mizar to render this opinion letter pursuant to paragraph 7 of the Letter Agreement.

      For purposes of this opinion letter, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate documents and records of Mizar and certificates of public officials and other documents, and have received such information, including written certificates, from officers and representatives of Mizar, as we have deemed necessary or appropriate to enable us to express the opinions expressed below. In each case where we have relied upon such corporate documents, information, or certificates, we believe such reliance is reasonable and have no knowledge that the information provided is false, misleading, or otherwise should not be relied upon.

      Based upon the foregoing, and subject to the assumptions, limitations, and qualifications set forth below, we are of the opinion that:

      1. The issuance to the LSI Shareholders of the shares of Mizar Common Stock that are to be issued under the terms of the Purchase Agreement (the "Shares"), when effected in accordance with the terms thereof and of the Letter Agreement, is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

Loughborough Sound Images Limited
April __, 1998
Page 2

      2. The Shares, when issued in accordance with the terms of the Letter Agreement and the Purchase Agreement, will be duly and validly issued, fully paid and non-assessable.

      The opinions expressed herein are subject to the following assumptions, limitations, and qualifications:

      A. For purposes of the opinion rendered in paragraph 1, we have assumed that (a) no offer or sale of the Shares is made to a person in the United States, nor will any offer or sale be made for the account or benefit of a person in the United States, (b) to Mizar's knowledge, each of the LSI Shareholders are outside of the United States, and (c) Mizar implements the appropriate "offering restrictions" required under the provisions of Regulation S of the Securities Act.

      B.      For purposes of the opinions rendered herein, we have also assumed
(a) the genuineness of all signatures other than the signatures of representatives of Mizar, (b) the authenticity of all documents submitted to us as originals, (c) the conformity to authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies, (d) the due authorization, execution, and delivery of all documents referred to in this opinion by the parties to such documents other than Mizar, and (e) the accuracy of all factual recitations contained in certificates or similar documents examined by us.

      C. The opinions expressed in this letter are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise.

      This opinion letter is being furnished to you solely for your benefit and only with respect to the transactions recited herein. Accordingly, it may not be relied upon by, or quoted in any manner or delivered to, any person or entity without, in each instance, our prior written consent.

                                               Very truly yours,

                                      -2-